UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): February 23, 2007
HARRIS STRATEX NETWORKS, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33278 (Commission File Number)	20-5961564 (I.R.S. Employer Identification Number)
Research Triangle Park, 637 Davis Drive
Morrisville, North Carolina 27560
(Address of principal executive offices)
(919) 767-3250
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Effective as of February 23, 2007, Harris Stratex Networks Operating Corporation, a wholly owned subsidiary of Harris Stratex Networks, Inc. and the successor to Stratex Networks, Inc., (the “Company”) and Silicon Valley Bank entered into Amendment No. 5 to Amended and Restated Loan and Security Agreement dated as of January 21, 2004 (the “Loan Agreement”) between Stratex Networks, Inc. and Silicon Valley Bank.
The Amendment provides, among other things, that: Silicon Valley Bank terminates and releases its security interest in the assets of the Company; compliance with the financial ratio and related covenants under the Loan Agreement will be determined with reference to the consolidated financial statements of Harris Stratex Networks, Inc., instead of the Company; and that, commencing with the current fiscal quarter ending March 31, 2007, Harris Stratex Networks, Inc. and not the Company will be obligated to provide to Silicon Valley Bank the quarterly, annual and other financial information and SEC reports required under the Loan Agreement.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HARRIS STRATEX NETWORKS, INC.
Date: March 1, 2007	By:	/s/ Sarah A. Dudash
		Name:	Sarah A. Dudash
		Title:	Vice President Chief Financial Officer